                                                                 Exhibit 10.30

                               LEASE MODIFICATION

         THIS AGREEMENT is entered into this 27th day of February, 2002 by and between NJTT, L.L.C. ("Landlord") and TECH LABORATORIES, INC. ("Tenant").

                                                     RECITALS

         WHEREAS, a lease was entered into dated May 1, 1992 between William Tanis, Sr. ("Tanis"), as landlord, and Foresee Corporation ("Foresee"), as tenant, for certain premises identified in said lease as 955 Belmont Avenue, North Haledon, New Jersey 07508 (the "Lease" and the "Premises," respectively); and

         WHEREAS, Tenant has exercised the option contained in the Lease as evidenced by a certain document entitled "Modification of Lease" dated June 26, 1997 (the "Modification Agreement"); and

         WHEREAS, the Lease was assigned by Foresee to Tenant; and

         WHEREAS, the Lease was subsequently transferred by Tanis to Landlord and Landlord is the current owner of the Premises; and

         WHEREAS, the term under the Lease will terminate on April 30, 2002 and the parties desire to extend such term and amend the terms of the Lease.

         NOW,  THEREFORE,   in  consideration  of  the  promises  and  covenants
contained herein, the parties agree as follows:

         1. The terms of the Lease is hereby extended until April 30, 2007. Tenant shall have no further option or right to extend the term without the express written consent and agreement of Landlord.

         2. The Rent for the extended term is as follows:

            a.       May 1, 2002 through April 30, 2003 $4,700.00 per month.

            b.       May 1, 2003 through April 30, 2004 $4,700.00 per month.

            c.       May 1, 2004 through April 30, 2005 $4,800.00 per month.

            d.       May 1, 2005 through April 30, 2006 $4,800.00 per month.

            e.       May 1, 2006 through April 30, 2007 $4,900.00 per month.


                                      III-7

         3. Tenant will reimburse Landlord for any increase in the amount of real estate taxes and fire and hazard insurance for the Premises over the amounts for same for the Year 2002. Such amounts due to Landlord shall be payable as Additional Rent within fifteen (15) days of receipt of an invoice from Landlord.

         4. Paragraph 37 of the Lease is hereby deleted and of no further force and effect.

         5. The parties acknowledge and agree that a true copy of the Lease and the Modification Agreement is attached hereto and that such agreements, as modified by this agreement, represent the entire agreement between the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first written above.

                                    NJTT, L.L.C., Landlord


                                    By:  /s/ CHARLES SYBESMA
                                       ----------------------------------------
                                         CHARLES SYBESMA, Managing Member


                                    TECH LABORATORIES, INC., Tenant


                                    By:  /s/ Bernard M. Ciongoli
                                       ----------------------------------------
                                         Bernard M. Ciongoli, President

                                      III-8